UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 2, 2020

Commission File Number	Exact name of registrant as specified in its charter, state of incorporation, address of principal executive offices, telephone	I.R.S. Employer Identification Number

1-16305	PUGET ENERGY, INC. A Washington Corporation 355 110th Ave NE Bellevue, Washington 98004 425-454-6363	91-1969407

1-4393	PUGET SOUND ENERGY, INC. A Washington Corporation 355 110th Ave NE Bellevue, Washington 98004 425-454-6363	91-0374630

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors and Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective January 2, 2020, Ms. Kimberly Harris retired as the Chief Executive Officer and director of the Companies. On January 3, 2020, Ms. Mary Kipp, the current President of the Companies, assumed the additional role of Chief Executive Officer of the Companies and will become a director of the Companies.

Ms. Kipp has served as President of the Companies since August 30, 2019. Prior to her service at the Companies, Ms. Kipp, 51, served as the President, Chief Executive Officer and director of El Paso Electric Company (“El Paso”) since May 2017. Prior to that, she served as Chief Executive Officer and director of El Paso from December 2015 to May 2017, President of El Paso from 2014 to 2015, Senior Vice President, General Counsel and Chief Compliance Officer of El Paso from 2010 to 2014, Vice President – Legal and Chief Compliance Officer from 2009 to 2010, and Assistant General Counsel and Director of FERC Compliance for El Paso from 2007 to 2009. Prior to joining El Paso, Ms. Kipp served as a senior attorney in the Federal Energy Regulatory Commission’s Office of Enforcement in Washington D.C.

Ms. Kipp will not receive any additional compensation for her service as Chief Executive Officer of the Companies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PUGET ENERGY, INC.

PUGET SOUND ENERGY, INC.

Dated: January 6, 2020	By:	/s/ Steve R. Secrist
	Name:	Steve R. Secrist
	Title:	Senior Vice President, General Counsel and Chief Ethics and Compliance Officer